Exhibit 99.1

CONTACT:

C. Chris Apple

AMX Corporation

800.222.0193

chris.apple@amx.com

AMX Corporation Reports Record Earnings on 32% Revenue Growth

EPS Increases 260% in Fiscal First Quarter

RICHARDSON, TX – July 29, 2004 - AMX Corporation (Nasdaq: AMXC), a worldwide leader in advanced control system technology, today announced a 260 percent increase in earnings per share on 32 percent revenue growth for the fiscal first quarter 2005, marking the strongest quarterly earnings in the Company’s history. For the fiscal first quarter ended June 30, 2004, AMX reported net income of $3.7 million or $0.29 per diluted share on revenues of $25.6 million, compared to net income of $0.9 million or $0.08 per diluted share in the year ago quarter.

Total revenues of $25.6 million were up 32 percent from $19.3 million in the year ago quarter. Commercial revenue of $21.3 million, which represents approximately 83 percent of total revenue and includes both domestic and international sales, was up 27 percent from $16.7 million in the year ago quarter – up seven percent domestically and 65 percent internationally. Residential revenue of $4.3 million increased 63 percent from $2.6 million in the year ago quarter.

“We are pleased to have achieved significant revenue growth this quarter, as well as a record quarter for earnings per share and international market revenue,” said Bob Carroll, AMX President and CEO. “Our results are directly attributable to new products introduced over the past two years, which accounted for over 60 percent of total revenue for the quarter. AMX continues to be first-to-market with innovative control solutions that provide us the competitive edge to expand our existing business and create opportunities in new markets. To support this growth, we are enhancing our core operations by increasing our sales force, recruiting new dealers, and expanding our customer and technical support.”

“I am confident we have laid the foundation to capture a greater share of the market and expand into new markets,” added Carroll. “In the coming year, we will remain focused on innovation, customer support and revenue growth to continue strengthening our leadership position in the industry.”

For the three months ended June 30, 2004:

•	Income per diluted share was $0.29 compared to income per diluted share of $0.08 for the year ago quarter.

•	Revenues were $25.6 million compared to $19.3 million for the year ago quarter.

•	Gross margins were 56.0 percent compared to 53.6 percent in the year ago quarter.

•	Operating expenses were $10.4 million compared to $9.5 million in the year ago quarter.

•	Operating income was $3.9 million as compared to operating income of $0.9 million in the year ago period.

Webcast

In conjunction with the First Quarter earnings release, the Company invites you to listen to its conference call via its webcast over the Internet at 11:00 a.m. Eastern Time, July 29. The webcast may be accessed at http://phx.corporate-ir.net/playerlink.zhtml?c=78842&s=wm&e=919774. The call is open to the general public and is also available by dialing 800-362-0574. Please use conference call identification number “AMX” to access the live call. A replay of the conference call will also be available one to two hours after the end of the call. To access the replay, please dial 800-934-8468 and enter the passcode “AMX.” In addition, the call will be archived on the Company’s website at www.amx.com.

About AMX Corporation

AMX CORPORATION is a worldwide leader in advanced control system technology targeting commercial and residential markets. AMX delivers convenient, easy-to-use solutions that incorporate advanced programming and network applications to simplify your life through technology. AMX’s strategy is to work with leading dealers and distributors to integrate its products with other electronic devices, while continuing to lead the industry in control technology. It’s your world. Take control.™ For more information about AMX, visit www.amx.com.

Forward-Looking Statements

Statements made in this press release that state the Company’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, our strategic alliances; the ability to develop distribution channels for new products; our dependence on suppliers, dealers and distributors; reliance on the functionality of systems or equipment, whether our own systems and equipment or those of our customers, dealers, distributors, or manufacturers; domestic and international economic conditions; the financial condition of our key customers and suppliers; the complexity of new products; ongoing research and development; our reliance on third party manufacturers; the ability to realize operating efficiencies; dependence on key personnel; the lack of an industry standard; reliance on others for technology; our ability to protect our intellectual property; the quick product life cycle; the resources necessary to compete; the possible effect of government regulations; possible liability for copyright violations on the Internet with the use of our products and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements contained herein include, but are not limited to, forecasts, projections and statements relating to product development and acceptance, inflation, future acquisitions and anticipated capital expenditures. All forecasts and projections in the report are based on management’s current expectations of the Company’s near term results, based on current information available pertaining to the Company, including the aforementioned risk factors. Actual results could differ materially. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All trademarks and registered marks are the property of their respective holders.

AMX CORPORATION

Consolidated Statements of Operations

(In thousands, except for per share amounts)

	Three Months Ended June 30 (Unaudited)
	2004	2003
Commercial sales	$21,282	$16,692
Residential sales	4,287	2,631

Net sales	25,569	19,323

Cost of sales	11,245	8,961

Gross profit	14,324	10,362

Gross profit percentage	56.0%	53.6%

Selling and marketing expenses	5,969	5,100
Research and development expenses	2,544	2,550
General and administrative expenses	1,917	1,814

Total operating expenses	10,430	9,464

Operating income	3,894	898
Interest expense	10	43
Other income (expense), net	(16)	89

Income before income taxes	3,868	944

Income tax expense	175	12

Net income	$3,693	$932

Basic income per share	$0.32	$0.08

Diluted income per share	$0.29	$0.08

Shares outstanding - basic	11,558	11,280

Shares outstanding - diluted	12,820	11,319

AMX CORPORATION

Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2004	March 31, 2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,082	$9,382
Receivables, net	13,063	11,191
Inventories	7,099	7,328
Prepaid expenses and other	1,755	1,084

Total current assets	33,999	28,985

Furniture and equipment, at cost, net	6,554	6,995

Other assets	910	945

Total assets	$41,463	$36,925

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,163	$4,869
Other accrued expenses	5,929	5,747

Total current liabilities	11,092	10,616

Other long-term liabilities	287	268

Shareholders’ equity:
Common stock	123	121
Additional capital	27,393	25,371
Deferred Compensation	(1,779)	(105)
Retained earnings	8,815	5,122
Less treasury stock	(4,468)	(4,468)

Total shareholders’ equity	30,084	26,041

Total liabilities and shareholders’ equity	$41,463	$36,925